  Exhibit 10.3

LEASE AMENDMENT

This Lease Amendment is made and entered this 28 day of June, 2018, by and between CELEBRATION POINTE OFFICE PARTNERS II, LLC, a Florida limited liability company (“Landlord”), and SHARPSPRING TECHNOLOGIES, INC, a Delaware corporation (“Tenant”).

On April 18, 2018, Tenant and Landlord executed an Office Lease Agreement (“Lease”) which stated the following:

Section 4.2 Delivery of Possession. Landlord shall use best efforts to deliver possession of the Premises to Tenant with Landlord’s Work complete and in turnkey condition such that Tenant is able to obtain permits for Tenant’s Work without further action by Landlord (“Turnkey Condition” as described in Exhibit E”). If despite using reasonable efforts, Landlord is unable to deliver possession of the Premises to Tenant in the Turnkey Condition on or before the Estimated Delivery Date, Landlord may extend the Estimated Delivery Date by up to ninety (90) days upon written notice to Tenant provided such notice is given at least sixty (60) days prior to the Estimated Delivery Date. If possession of the Premises has not been delivered to Tenant in the Turnkey Condition by the Estimated Delivery Date plus any applicable extensions for any reason whatsoever other than a Tenant Delay, then (a) Landlord shall, promptly after demand therefor, reimburse Tenant for its Holdover Costs, and (b) Tenant shall receive one (1) day of free Rent for each day after the Estimated Delivery Date plus any applicable extensions that Landlord has not delivered possession in the Turnkey Condition. Anything in this Lease to the contrary notwithstanding, if Landlord has not delivered possession of the Premises to Tenant in the Turnkey Condition on or before September 1, 2018, then Tenant may terminate this Lease by written notice to Landlord and this Lease shall terminate as of the date of such notice. As used herein, “Holdover Costs” shall mean those amounts charged to Tenant by its prior landlord for holding over in their then existing leased premises (the “Prior Lease”) in excess of the rent and other charges payable by Tenant under the Prior Lease for the period immediately prior to the Holdover Date, as established by documentation reasonably acceptable to Landlord.

Both parties wish to amend this Section to state the following:

Section 4.2 Delivery of Possession. Landlord shall use best efforts to deliver possession of the Premises to Tenant with Landlord’s Work complete and in turnkey condition such that Tenant is able to obtain permits for Tenant’s Work without further action by Landlord (“Turnkey Condition” as described in Exhibit E”). If despite using reasonable efforts, Landlord is unable to deliver possession of the Premises to Tenant in the Turnkey Condition on or before October 31, 2018, then (a) Landlord shall, promptly after demand therefor, reimburse Tenant for its Holdover Costs, and (b) Tenant shall receive two (2) days of free Rent for each day after the Estimated Delivery Date that Landlord has not delivered possession in the Turnkey Condition. As used herein, “Holdover Costs” shall mean those amounts charged to Tenant by its prior landlord for holding over in their then existing leased premises (the “Prior Lease”) in excess of the rent and other charges payable by Tenant under the Prior Lease for the period immediately prior to the Holdover Date, as established by documentation reasonably acceptable to Landlord.

All other terms and conditions under the Lease shall remain the same and in effect. This Amendment binds and benefits any successors. This document, including the attached original Lease, is the entire agreement between the parties.

The parties have signed this Amendment on the date specified at the beginning of this Agreement.

LANDLORD:

CELEBRATION POINTE OFFICE PARTNERS II, LLC, a
Florida limited liability company

By:
SHD-CELEBRATION POINTE, LLC,
a Florida limited liability company, Manager

/s/ Svein Dyrkolbotn
Name: Svein Dyrkolbotn
Title:
Manager

TENANT:
SHARPSPRING TECHNOLOGIES, INC,
a Delaware corporation

By:              /s/ Edward Lawton
     Name: Edward Lawton
     Title: CFO